Exhibit 10.1

FIRST AMENDMENT TO

LOAN AND LEASE AGREEMENT

This First Amendment to Loan and Lease Agreement is entered into as of December 17, 2014 (the “Amendment”) by and between ESSEX CAPITAL CORPORATION (“Essex”) and REVANCE THERAPEUTICS, INC. (“Company”).

RECITALS

Company and Essex are parties to that certain Loan and Lease Agreement dated as of December 20, 2013, as amended from time to time (the “Agreement”). Acceptance of the Ima Life Equipment (as defined in the Agreement) has been delayed. As a result, the parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Unless otherwise defined, all initially capitalized terms used in this Amendment shall be as defined in the Agreement.

2. The parties hereby confirm that: (a) the Initial Advance was timely requested by Company and was made in full by Essex on December 24, 2013; (b) the Second Advance was timely requested by Company and was made in full by Essex on January 27, 2014; (c) Company properly delivered Warrants to Essex in connection with the Initial Advance and the Second Advance; (d) Company sold the Seidenader Equipment to, and leased the Seidenader Equipment back from, Essex on May 28, 2014; (e) there is no remaining Seidenader Equipment to be sold or leased back under the Agreement; (f) the Notes currently outstanding from Company in favor of Essex are the Amended and Restated Secured Promissory Note dated May 28, 2014 (AR-EPN-0 I) and the Secured Promissory Note dated September 25, 2014 (Replacement Note EPN-02) (the “Existing Notes”); and (g) the aggregate principal amount of the Existing Notes is $3,904,610.61.

3. The payment date for the principal amount and all accrued interest outstanding under the Existing Notes is December 20, 2014. On that date, Company will repay the entire principal balance and all accrued interest on such Notes. No further Advances will be made under the Agreement.

4. The description of the Ima Life Equipment set forth on Exhibit A-1 and Schedule 1 to the Agreement is updated in its entirety to read as set forth on Schedule I to this Amendment. Company represents and warrants that it has not yet made its first functional use of the Ima Life Equipment, but that all of such Ima Life Equipment will be fully accepted and installed prior to March 16, 2015.

5. On March 16, 2015, Company will sell, and Essex will purchase all of such Ima Life Equipment. The purchase price for the Ima Life Equipment (the “Purchase Price”) shall be equal to the total aggregate agreement amount invoiced to Company by Ima Life and actually paid by Company to Ima Life with respect to such Ima Life Equipment; provided, however, that such Purchase Price shall not exceed $9,704,610.61. Essex shall pay the Purchase Price by delivering good funds via wire transfer. Except as modified hereby, the terms and conditions of the Agreement shall apply with respect to the sale of the Ima Life Equipment.

6. Upon receipt of the Purchase Price by Company, Essex shall lease back such Ima Life Equipment to the Company in accordance with the lease terms of the Agreement; provided, however, that at Essex’s election, the Ima Life Equipment shall be divided into separate subsets (each a “Tranche”). The details with respect to the composition of each such Tranche will be determined by the mutual agreement of the parties in good faith. Anything in the Agreement to the contrary notwithstanding, the parties agree that they will enter into separate leases for each of the Tranches. Thelma Life Equipment shall not be divided into more than ten Tranches without Company’s prior written consent.

7. Concurrently with the execution of this Amendment, Company is issuing to Essex that Certain Warrant to Purchase Capital Stock (No. EPW-03), which entitles the holder to purchase up to 44,753 shares of Company’s Common Stock.

8. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.

9. Company represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and that, upon execution and delivery of this Amendment, no Event of Default has occurred and is continuing.

10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

REVANCE THERAPEUTICS, INC.

By:	/s/ L. Daniel Browne
Name:	L. Daniel Browne
Title:	President and Chief Executive Officer

ESSEX CAPITAL CORPORATION

By:	/s/ Ralph T. Iannelli
Name:	Ralph T. Iannelli
Title:	President

SCHEDULE I

UPDATED DESCRIPTION OF IMA LIFE EQUIPMENT

Equipment	Manufacturer	Serial Number	Revance ID #
Vega 6 Intemal Vial Washer	IMA LIFE	L7DO14	01-VWAS-001
Hygra 300 External Vial Washer	IMA LIFE	L3Z047	01 -VW AS-002
CLU Compact Loading/Unloading System #1	IMA LIFE	EK2054	01-LOAD-001
CLU Compact Loading/Unloading System #2	IMA LIFE	EK2055	01-LOAD-002
Lyomax 17 (Lyophilizer 1)	IMA LIFE	900EEF1028	01-LYOP-002
Lyomax 17 (Lyophilizer 2)	IMA LIFE	900EEF1029	01-LYOP-003
Xtrema 2000 Fill Machine	IMA LIFE	SL1028	01-VFIL-002
ALU 400 Capping Machine	IMA LIFE	SA3069	01-VCAP-002
Sensitive AV Vial Labeler Machine	IMA LIFE	L1D061	01-LABL-00 I
V-300 Tray Loading Machine	IMA LIFE	L5A042	01-TRAY-001